                                                                     Exhibit 4.1

                     RESTATED CERTIFICATE OF INCORPORATION


         Living Centers of America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:       The name of the corporation is Living Centers of America,
Inc. and the name under which the corporation was originally incorporated on June 6, 1977 was ARA Health Facilities, Inc. The name of the corporation was amended to ARA Health/Care, Inc. on April 4, 1983, to ARA Living Centers, Inc. on December 31, 1987 and to Living Centers of America, Inc. on December 17, 1991.

         SECOND:      That by unanimous consent the Board of Directors of
Living Centers of America, Inc. adopted resolution setting forth a proposed amendment of the Certificate of Incorporation of said corporation declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read in full as set forth in Exhibit A attached hereto. The Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of this corporation.

         THIRD:       That thereafter, the sole stockholder executed its
unanimous written consent in favor of the Restated Certificate of Incorporation and included in such consent waiver of notice of the special meeting in accordance with Sections 228 and 229 of the General Corporation Law of Delaware.

         FOURTH:      That said Restated Certificate of Incorporation was duly
adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Jan E. Farley, its Vice President, and Sydney K. Boone, Jr., its Assistant Secretary this 6th day of February, 1992.


                                                By:  /s/ JAN E. FARLEY
                                                     -------------------------
                                                     Jan E. Farley
                                                     Vice President

Attest:  /s/ SYDNEY K. BOONE, JR.
         --------------------------
         Sydney K. Boone, Jr.
         Assistant Secretary

                     RESTATED CERTIFICATE OF INCORPORATION


         FIRST:       Corporate Name.  The name of the corporation is Living
Centers of America, Inc. (the "corporation").

         SECOND:      Registered Office.  The registered office of the
corporation is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD:       Corporate Purpose.  The purpose of the corporation is to
engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH:      Capital Stock.

         (A) Authorized Amount. The aggregate number of shares which the corporation shall have authority to issue is 40 million (40,000,000) shares, divided into 35 million (35,000,000) shares of Common Stock, par value $.01 per share, and 5 million (5,000,000) shares of Preferred Stock, par value $.01 per share.

         (B) Authority of Board to Fix Terms of Shares. The Board of Directors of the corporation shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, privileges, limitations, options, conversion rights and relative, participating or other special rights and the qualifications, limitations or restrictions thereof of the Preferred Stock or any series thereof that may be desired and that have not been fixed herein.
The Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         FIFTH:  Board of Directors.

         (A) Number, Classification. The board of directors shall consist of such number of directors, not less than 3 nor more than 9, as may be determined from time to time by resolution adopted by a vote of at least three-quarters of the entire board of directors. The board of directors shall be divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is 1/3 the extra director shall be a member of Class III and if the fraction is 2/3 one of the extra directors shall be a member of Class III and the other shall be a member of Class II. After the initial division of the Board of Directors into classes, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected and until such director's successor shall have been elected and qualified, except in the event of death, resignation or removal. The three initial classes of directors shall be comprised as follows:

                 (1) Class I shall be comprised of directors who shall serve until the annual meeting of stockholders in 1993 and until their successors shall have been elected and qualified.

                 (2) Class II shall be comprised of directors who shall serve until the annual meeting of stockholders in 1994 and until their successors shall have been elected and qualified.
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                 (3)      Class III shall be comprised of directors who shall
         serve until the annual meeting of stockholders in 1995 and until their successors shall have been elected and qualified.

         (B) Removal of Directors. A director of the corporation may not be removed during his term without cause. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal, and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article, as applied to the new authorized number of directors.

         (C) Elections of Directors. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         SIXTH:        By-laws.  The Board of Directors shall have the power,
in addition to the stockholders, to make, alter, or repeal the by-laws of the corporation. The by-laws of the corporation shall not be made, repealed, altered, amended or rescinded by the stockholders of the corporation except by the vote of the holders of not less than 66-2/3% of the total voting power of all shares of stock of the corporation entitled to vote in the election of directors, considered for purposes of this Article SIXTH as one class.

         SEVENTH:      Liability of Directors.  A director of the corporation
shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article SEVENTH shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

         EIGHTH:       Indemnification.  The corporation shall, to the fullest
extent permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all past, present and future directors and officers of the corporation from and against any and all costs, expenses (including attorneys' fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding, whether by or in the right of the corporation, a class of its security holders or otherwise, in which the director or officer may be involved as a party or otherwise, by reason of the fact that such person was serving as a director, officer, employee or agent of the corporation.

         NINTH:        Stockholder Actions.

         (A) Actions by Meetings Only. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of such stockholders and stockholders of the corporation may not act by written consent.
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         (B)     Special Meetings.  Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors of the corporation, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the corporation, include the power to call such meetings. Special meetings of stockholders of the corporation may not be called by any other person or persons.

         TENTH:        Certain Business Combinations.  The affirmative vote of
the holders of not less than 66-2/3% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the corporation, including the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Voting Stock not owned, directly or indirectly, by any "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the corporation with any Related Person; provided, however, that the second 66-2/3% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the outstanding shares of Voting Stock; and further provided that the first 66-2/3% voting requirement shall not be applicable if:

                 1. The Board of Directors of the corporation by a vote of not less than 75% of the directors then holding office (a) have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the corporation that caused the Related Person to become a Related Person or (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;

                 2. The Business Combination is solely between the corporation and another corporation, 100% of the Voting Stock of which is owned directly or indirectly by the corporation; or

                 3. All of the following conditions have been met: (a) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, reverse stock splits and stock dividends) paid by the Related Person in acquiring any of its holdings of the corporation's Common Stock; (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of the corporation's Common Stock for a form of consideration other than cash, in the same form of consideration as the Related Person acquired such majority;
         (c) after such Related Person has become a Related Person and prior to the consummation of such Business Combination: (i) except as approved by a majority of the "Continuing Directors" (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding shares of Preferred Stock of the corporation, (ii) there shall have been no reduction in the annual rate of dividends paid per share on the corporation's Common Stock (adjusted as appropriate for recapitalization and for stock splits, reverse stock splits and stock dividends) except as approved by a majority of the Continuing Directors, (iii) such Related Person shall not have become the "Beneficial Owner" (as hereinafter defined) of any additional shares of Voting Stock of the corporation except as part of the transaction which resulted in such Related Person become a Related Person, and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and (d) a proxy statement, responsive to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations), shall be mailed to all stockholders of record at least 30 days prior to the consummation of the Business Combination for the purpose of soliciting stockholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining stockholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the corporation upon receipt of such opinion).

For the purposes of this Article:

                 (i) The term "Business Combination" shall mean (a) any merger or consolidation of the corporation or a subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person (other than a distribution by the corporation or a subsidiary to the Related Person of assets in connection with a pro rata distribution by the corporation to all stockholders), (c) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the corporation or a subsidiary of the corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the corporation or a subsidiary of the corporation to a Related Person, (f) the acquisition by the corporation or a subsidiary of the corporation of any securities of a Related Person, (g) any recapitalization that would have the effect of increasing the voting power of a Related Person, (h) any series or combination of transactions having the same effect, directly or indirectly, as any of the foregoing and (i) any agreement, contract or arrangement providing for any of the transactions described in this definition of Business Combination.

                 (ii) The term "Continuing Director" shall mean any member of the Board of Directors of the corporation who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board of Directors of the corporation.

                 (iii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on January 20, 1992 in Rule 12b-2 under the Exchange Act), is the "Beneficial Owner" (as defined on January 20, 1992 in Rule 13d-3 under the Exchange Act) in the aggregate of 10% or more of the outstanding Voting Stock of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                 (iv) The term "Substantial Part" shall mean more than 10% of the book value of the total assets of the corporation in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                 (v) Without limitation, any shares of Common Stock of the corporation that any person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person.

                 (vi) For the purpose of subparagraph (3) of this Article, the term "other consideration to be received" shall include, without limitation, Common Stock of the corporation retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation.

                 (vii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

         ELEVENTH:       Certain Amendments.  The provisions set forth in this
Article ELEVENTH and in Articles SIXTH (dealing with the classification and number of directors and the alteration of by-laws by stockholders), SEVENTH (dealing with liability of directors), NINTH (dealing with the prohibition against stockholder action without meetings), and TENTH (dealing with the 66-2/3% vote of stockholders required for certain Business Combinations) herein may not be repealed or amended in any respect, and no Article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of not less than 66-2/3% of the total voting power of all shares of stock of the corporation entitled to vote in the election of directors, considered for purposes of this Article ELEVENTH as one class. Amendment to the provisions set forth in this Article ELEVENTH and in Article TENTH shall also require the affirmative vote of 66-2/3% of such total voting power excluding the vote of shares owned by a "Related Person" (as defined in Article TENTH). The voting requirements contained in Article SIXTH, Article TENTH and this Article ELEVENTH herein shall be in addition to the voting requirements imposed by law, other provisions of this Restated Certificate of Incorporation or any Certificate of Designation of Preferences in favor of certain classes or series of classes of shares of the corporation.

         TWELFTH:        Amendment of Certificate of Incorporation.  The
corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, NINTH, TENTH and ELEVENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article ELEVENTH herein.

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        LIVING CENTERS OF AMERICA, INC.


         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Living Centers of America, Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:


         FIRST:          That the Board of Directors of the Corporation duly
adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring its advisability and directing that such amendment be submitted for consideration by the stockholders at the next annual meeting of stockholders of the Corporation. Such resolution provided as follows:

                 RESOLVED, that subject to the approval of the Company's stockholders at the 1996 Annual Meeting of Stockholders, the Company amend its Restated Certificate of Incorporation by deleting paragraph
         (A) from Article FOURTH thereof and restating such paragraph (A) in its entirety to read as follows:

                 "(A)     Authorized Amount.  The aggregate number of shares
                 which the corporation shall have the authority to issue is 80 million (80,000,000) shares, divided into 75 million (75,000,000) shares of Common Stock, par value $0.01 per share, and 5 million (5,000,000) shares of Preferred Stock, par value $0.01 per share."

         SECOND:         That thereafter, the stockholders of the Corporation
duly approved the foregoing amendment at the 1996 Annual Meeting of Stockholders of the Corporation.

         THIRD:          That such amendment was duly adopted in accordance
with Section 242 of the Delaware General Corporation Law.
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed and acknowledged as its act and deed by Edward L. Kuntz, its Chairman of the Board, and by Susan Thomas Whittle, its Secretary, to be effective as of the 6th day of February, 1996.

                                        LIVING CENTERS OF AMERICA, INC.


                                        By:  /s/ EDWARD L. KUNTZ
                                             ---------------------------------
                                                 Edward L. Kuntz
                                                 Chairman of the Board

ATTEST:


By:  /s/ SUSAN THOMAS WHITTLE
     -----------------------------------
         Susan Thomas Whittle, Secretary